APPENDIX A LENDERS

As of November 9, 2018

WELLS FARGO FUNDS TRUST WELLS FARGO MASTER TRUST WELLS FARGO VARIABLE TRUST

WELLS FARGO INCOME OPPORTUNITIES FUND WELLS FARGO MULTI-SECTOR INCOME FUND WELLS FARGO UTILITIES AND HIGH INCOME FUND

Wells Fargo Funds Trust

Asia Pacific Fund

Alternative Risk Premia Fund Asset Allocation Fund Capital Growth Fund

C&B Mid Cap Value Fund Common Stock Fund Conservative Income Fund Core Plus Bond Fund Disciplined Small Cap Fund Disciplined U.S. Core Fund Discovery Fund

Diversified Capital Builder Fund Diversified Income Builder Fund Diversified International Fund Emerging Markets Bond Fund Emerging Markets Equity Fund Endeavor Select Fund Enterprise Fund

Factor Enhanced Emerging Markets Fund Factor Enhanced International Fund Factor Enhanced Large Cap Fund

Factor Enhanced Small Cap Fund Global Investment Grade Credit Fund Global Small Cap Fund

Growth Fund

High Yield Bond Fund

High Yield Corporate Bond Fund High Yield Municipal Bond Fund International Bond  Fund International Equity Fund International Government Bond Fund Intrinsic Value Fund

Intrinsic World Equity Fund Large Cap Core Fund

Large Cap Growth Fund Large Company Value Fund

Low Volatility U.S. Equity Fund Mid Cap Disciplined Fund Omega Growth Fund Opportunity Fund

Precious Metals Fund

Premier Large Company Growth Fund Short-Term Bond Fund

Short-Term High Yield Bond Fund Small Cap Disciplined Fund Special Small Cap Value Fund Specialized Technology Fund Strategic Income Fund

Traditional Small Cap Growth Fund Ultra Short-Term Income Fund

U.S. Core Bond Fund

Utility and Telecommunications Fund

Wells Fargo Master Trust

Bloomberg Barclays US Aggregate ex-Corporate Portfolio C&B Large Cap Value Portfolio

Core Bond Portfolio Disciplined Large Cap Portfolio

Diversified Large Cap Growth Portfolio Emerging Growth Portfolio

Emerging Markets Bond Portfolio

Factor Enhanced Emerging Markets Portfolio Factor Enhanced International Portfolio Factor Enhanced Large Cap Portfolio

Factor Enhanced Small Cap Portfolio High Yield Corporate Bond Portfolio Index Portfolio

International Government Bond Portfolio International Growth Portfolio International Value Portfolio

Investment Grade Corporate Bond Portfolio Managed Fixed Income Portfolio

Small Company Growth Portfolio Small Company Value Portfolio Stable Income Portfolio

Strategic Retirement Bond Portfolio

U.S. REIT Portfolio

Wells Fargo Variable Trust

VT Discovery Fund

VT Index Asset Allocation Fund

VT International Equity Fund VT Omega Growth Fund

VT Opportunity Fund

VT Small Cap Growth Fund

Wells Fargo Income Opportunities Fund Wells Fargo Multi-Sector Income Fund Wells Fargo Utilities and High Income Fund